                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby  consent to the use in that certain  form SB-2  registration statement  under  the  Securities  Act of 1933 of  Enclaves  Group,  Inc.  dated
November  23, 2005 (the  "Registration  Statement")  of our audit  report  dated
September 27, 2005 relating to the consolidated financial statements of Enclaves
Group, Inc. for the period November 17, 2004 (date of inception) to December 31,
2004,  which  appears in such  Registration  Statement.  We also  consent to the reference to us under the heading "Experts" in such Registration Statement.

                                              /s/ Friedman LLP
                                              ----------------
                                              Friedman LLP

New York, New York
November 28, 2005

Member                        MEMBER OF DFK INTERNATIONAL WITH AFFILIATED OFFICES WORLDWIDE
DFK
INTERNATIONAL/USA, Inc